NOVEMBER 3, 2016 Third Quarter 2016 Earnings Call

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to successfully securitize or sell mortgage loans; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Financial Summary(1) • Total return on book value of 4.2%(2) – Book value of $10.01 per share and cash dividend of $0.23 per share • Comprehensive Income of $136.5 million, or $0.39 per share • GAAP net income of $117.8 million, or $0.34 per share • Core Earnings(3) of $82.5 million, or $0.24 per share 3 (1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended September 30, 2016. (2) See Appendix slide 14 for calculation of Q3-2016 and 2016 year-to-date return on book value. (3) Core Earnings is a non-GAAP measure. Please see Appendix slide 17 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. QUARTERLY FINANCIAL HIGHLIGHTS DELIVERED STRONG RESULTS; WELL POSITIONED FOR FUTURE

Strategic Overview 4 KEY AREAS OF FOCUS THROUGH 2017 INCREASE EARNINGS POWER AND SIMPLIFY BUSINESS MODEL • Continue to thoughtfully manage Agency portfolio and build out MSR position • Capitalize on tailwinds supporting non-Agency • Increase capital allocated to commercial strategy • Deploy capital to maximize returns – On track to substantially wind down conduit by end of 2016; cost savings and incremental investment income from capital redeployment expected to be about $20 million in 2017 BUILDING STRONG MOMENTUM FOR 2017 • Flexible model • Opportunistic capital allocation • Disciplined risk management – Book value and income stability STRATEGIC COMPONENTS

(Dollars in millions, except per share data) Q3-2016 Book Value Q3-2016 Book Value per share YTD-2016 Book Value YTD-2016 Book Value per share Beginning stockholders’ equity $3,418.1 $9.83 $3,576.6 $10.11 GAAP Net Income (Loss): Core Earnings, net of tax 82.5 230.5 Realized gains and losses, net of tax (125.9) (139.8) Unrealized mark-to-market gains and losses, net of tax 161.2 (78.8) Other comprehensive income 18.7 179.4 Dividend declaration (80.0) (239.9) Other 3.5 11.2 Balance before capital transactions 3,478.1 3,539.2 Repurchase of common stock — (61.3) Issuance of common stock, net of offering costs 0.1 0.3 Ending stockholders’ equity $3,478.2 $10.01 $3,478.2 $10.01 Book Value 5 Comprehensive Income (GAAP) Q3-2016 Comprehensive Income of $136.5 million; $191.3 million Income YTD-2016 Declared Q3-2016 dividend of $0.23 per share; $0.69 per share YTD-2016

 (Dollars in millions) Q2-2016 Q3-2016 Variance ($) Variance (%) Interest income $154.8 $168.9 $14.1 9.1 % Interest expense 54.0 60.4 (6.4) (11.8%) Net interest income 100.8 108.5 7.7 7.6 % Loss on swaps and swaptions (7.7) (4.3) 3.4 43.9% Gain on other derivatives 5.0 3.7 (1.3) (25.8%) Servicing income, net of amortization on MSR 11.3 5.4 (5.9) (51.7%) Other 1.4 1.5 0.1 5.2 % Total other income 10.0 6.3 (3.7) n/a Expenses 36.6 34.2 (2.4) 6.9% Income taxes (2.0) (1.9) (0.1) n/a Core Earnings(1) $76.2 $82.5 $6.3 8.4 % Basic and diluted weighted average Core EPS $0.22 $0.24 $0.02 Core Earnings Summary(1) 6 Q3-2016 FINANCIAL HIGHLIGHTS (1) Core Earnings is a non-GAAP measure. Please see Appendix slide 17 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. • Net interest income increased quarter- over-quarter – Higher overall leverage • Servicing income decreased due to higher MSR amortization from increased prepayments, consistent with expectations • Other operating expenses decreased $2.8 million quarter-over-quarter – Lower amortization of restricted stock awards – Early effects from the discontinuation of the mortgage loan conduit

Diversified Financing Profile 7 REPURCHASE AGREEMENTS • Repo markets functioning without interruption • Outstanding borrowings of $10.6 billion with 22 active counterparties; 31 total counterparties • $441.8 million outstanding with direct lending counterparty FINANCING FOR MSR • Added $30 million revolving credit facility • Initial terms favorable – Advance rate of 60.0% – Spread over LIBOR of 375 basis points • Anticipate expanding upon this source of financing FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $4.0 billion • Weighted average borrowing rate of 0.67% FINANCING FOR COMMERCIAL REAL ESTATE ASSETS • Two $250 million financing facilities

HISTORICAL CAPITAL ALLOCATIONPORTFOLIO COMPOSITION(1) Portfolio Composition 8 $17.0 BILLION PORTFOLIO AS OF SEPTEMBER 30, 2016 (1) For additional detail on the portfolio, see Appendix slides 18-24. (2) Commercial consists of senior and mezzanine commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency MBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and credit sensitive residential mortgage loans. Rates(3) $10,766 Commercial(2) $1.1b December 31, 2015 June 30, 2016 September 30, 2016 Rates(4) 56% 56% 54% Credit(5) 33% 31% 31% Commercial 11% 13% 15% DIVERSIFIED AND BALANCED CAPITAL ALLOCATION Agency $12.6b MSR(3) $0.5b Non-Agency $1.9b Conduit $0.9b Rates(4) $13.1b Credit(5) $2.8b Commercial $1.1b

Portfolio Performance 9 Q3-2016 PERFORMANCE HIGHLIGHTS (1) Defined as average total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets, MSR and Agency Derivatives, divided by total equity. (2) “Legacy” non-Agency RMBS includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency MBS includes bonds issued after 2009. (3) Cost of funds includes interest spread expense associated with the portfolio’s interest rate swaps. RATES • Agency RMBS performed well as spreads tightened • Increased prepayment speeds dampened realized yields modestly CREDIT • Strong underlying credit performance and increased prepayments drove legacy non-Agency yields higher COMMERCIAL • Healthy portfolio performance in-line quarter-over- quarter PORTFOLIO METRICS Three Months Ended June 30, 2016 September 30, 2016 Annualized portfolio yield during the quarter 3.77% 3.50% Rates Agency RMBS, Agency Derivatives and MSR 3.1% 2.6% Credit Non-Agency RMBS, Legacy(2) 8.3% 9.1% Non-Agency MBS, New issue(2) 5.9% 6.1% Net economic interest in securitization trusts 7.2% 9.3% Residential mortgage loans held-for-sale 4.1% 4.1% Commercial 6.2% 6.2% Annualized cost of funds on average repurchase and advance balance during the quarter(3) 1.18% 1.08% Annualized interest rate spread for aggregate portfolio during the quarter 2.59% 2.42% FOCUS ON DRIVING CONSISTENT AND STABLE RETURNS

CONSERVATIVE RISK PROFILE • Maintain low interest rate exposure • Focus on preserving book value and income generation • Agency pools combined with MSR provides attractive returns with less risk – Additional benefits from increased MSR yield and float income in slowing prepayment environment THIRD QUARTER ACCOMPLISHMENTS • Continue to add prepayment protected Agency RMBS; approximately 65% of pools had some form of prepayment protection as of September 30, 2016 • Added $10.6 billion UPB of new issue, high quality MSR – Expect near-term flow MSR volume of approximately $3.0 billion UPB per month Rates Update 10 BOOK VALUE AND INCOME LARGELY INSULATED FROM CHANGES IN INTEREST RATES

• Strong tailwinds for residential credit driving greater long-term opportunity for portfolio – Employment improving – Housing prices increasing – Affordability high • Continue to reduce credit reserve; released over $400 million in the past 3 years – Expect future yields to be consistent with this quarter due to release of reserves Credit Update 11 LEGACY NON-AGENCY RMBS MORTGAGE LOAN CONDUIT • On track to substantially complete wind down of conduit by year-end • Completed ABMT 2016-3, a $377 million UPB securitization • Positioned to redeploy freed up capital into strategies with higher returns – Agency pools combined with MSR – Commercial real estate assets

• Aggregate portfolio carrying value of $1.1 billion at September 30, 2016 – Twenty-two senior and six mezzanine assets • Weighted average stabilized loan-to-value (LTV) of 65.1%(1); weighted average spread of LIBOR plus 482 basis points • Tremendous opportunity for lending; strong pipeline of loans Commercial Real Estate Update 12 PORTFOLIO BY PROPERTY TYPE PORTFOLIO BY GEOGRAPHY (1) Stabilized LTV considers the prospective market value “as stabilized” which reflects the property’s market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties. Office 42.9% Retail 21.3% Multifamily 18.7% Industrial 9.4% Hotel 7.7% Northeast 44.1% Southwest 23.9% West 16.2% Southeast 9.4% Midwest 6.4%

Appendix

Return on Book Value 14 (1) Return on book value for three-month period ended September 30, 2016 is defined as the increase in book value from June 30, 2016 to September 30, 2016 of $0.18 per share, plus dividends declared of $0.23 per share, divided by June 30, 2016 book value of $9.83 per share. (2) Return on book value for nine-month period ended September 30, 2016 is defined as the decrease in book value from December 31, 2015 to September 30, 2016 of $0.10 per share, plus dividends declared of $0.69 per share, divided by December 31, 2015 book value of $10.11 per share. Return on book value Q3-2016 (Per share amounts, except for percentage) Book value at June 30, 2016 $9.83 Book value at September 30, 2016 10.01 Increase in book value 0.18 Dividends declared in Q3-2016 0.23 Return on book value Q3-2016 $0.41 Percent return on book value Q3-2016(1) 4.2 % Return on book value YTD-2016 (Per share amounts, except for percentage) Book value at December 31, 2015 $10.11 Book value at September 30, 2016 10.01 Decrease in book value (0.10) Dividends declared YTD-2016 0.69 Return on book value YTD-2016 $0.59 Percent return on book value YTD-2016(2) 5.8%

Book Value ($) Dividend Declared ($) $12.00 $10.00 $8.00 $6.00 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 $10.30 $10.11 $9.70 $9.83 $10.01 $0.26 $0.26 $0.23 $0.23 $0.23 Comp. Income ($M) Comp. Income ROAE (%) $150 $100 $50 $0 -$50 -$100 20% 10% 0% -10% -20% Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 $(92.8) $(3.2) $(67.6) $122.3 $136.5 (9.4)% (0.3)% (7.8)% 14.3% 15.7% DIVIDENDS(1) Financial Performance 15 COMPREHENSIVE INCOME (LOSS) BOOK VALUE AND DIVIDEND PER SHARE(1) GAAP NET INCOME (LOSS) (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. Dividend per Share ($) Divided Yield (5) $0.30 $0.20 $0.10 $0.00 15.0% 10.0% 5.0% Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 $0.26 $0.26 $0.23 $0.23 $0.23 11.8% 12.8% 11.6% 10.7% 10.8% GAAP Net Inc. ($M) GAAP EPS ($) $400 $300 $200 $100 $0 -$100 $1.00 $0.50 $0.00 -$0.50 -$1.00 -$1.50 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 $(34.8) $210.7 $(88.9) $(17.0) $117.8 $(0.09) $0.59 $(0.25) $(0.05) $0.34

Operating Performance

(In millions, except for per share data)	Q2-2016 Core Earnings[1]	Q2-2016 Realized Gains (Losses)	Q2-2016 Unrealized MTM	Q2-2016 Total	Q3-2016 Core Earnings[1]	Q3-2016 Realized Gains (Losses)	Q3-2016 Unrealized MTM	Q3-2016 Total
Interest income	$154.8	$—	$—	$154.8	$168.9	$—	$—	$168.9
Interest expense	54.0	—	—	54.0	60.4	—	—	60.4
Net interest income	100.8	—	—	100.8	108.5	—	—	108.5
Net other-than-temporary impairment losses	—	—	(0.1)	(0.1)	—	—	(1.0)	(1.0)
Gain (loss) on investment securities	—	9.9	(1.6)	8.3	—	31.8	(3.5)	28.3
(Loss) gain on interest rate swaps and swaptions	(7.7)	(55.1)	50.1	(12.7)	(4.3)	(95.1)	105.0	5.6
Gain (loss) on other derivative instruments	5.0	0.2	(53.2)	(48.0)	3.7	(62.5)	46.8	(12.0)
Gain (loss) on residential mortgage loans held-for-sale	—	3.8	3.9	7.7	—	4.1	(5.0)	(0.9)
Servicing income	35.8	—	—	35.8	38.7	—	—	38.7
(Loss) gain on servicing asset	(24.5)	—	(52.0)	(76.5)	(33.3)	(58.2)	58.0	(33.5)
Other income (loss)	1.4	(5.7)	(5.3)	(9.6)	1.5	(4.1)	8.4	5.8
Total other income (loss)	10.0	(46.9)	(58.1)	(95.0)	6.3	(184.0)	209.7	32.0
Management fees & other operating expenses	36.6	0.8	—	37.4	34.2	4.3	—	38.5
Net income (loss) before income taxes	74.2	(47.7)	(58.2)	(31.7)	80.6	(188.3)	208.7	101.0
Income tax (benefit) expense	(2.0)	(8.4)	(4.3)	(14.7)	(1.9)	(62.4)	47.5	(16.8)
Net income (loss)	**$76.2**	**($39.3)**	**($53.9)**	**($17.0)**	**$82.5**	**($125.9)**	**$161.2**	**$117.8**
Weighted average EPS	$0.22	($0.11)	($0.16)	($0.05)	$0.24	($0.36)	$0.46	$0.34

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 17 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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GAAP to Core Earnings Reconciliation(1) Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended (In thousands, except for per share data) June 30, 2016 September 30, 2016 Reconciliation of Comprehensive income to Core Earnings: Comprehensive income $122,310 $136,532 Adjustment for other comprehensive income: Unrealized gain on available-for-sale securities (139,291) (18,746) Net (loss) income ($16,981) $117,786 Adjustments for non-core earnings: Gain on sale of securities and residential mortgage loans, net of tax (12,332) (35,628) Unrealized (gain) loss on securities and residential mortgage loans held-for-sale, net of tax (1,026) 6,720 Other-than-temporary impairment loss 90 1,015 Unrealized gain on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax (28,851) (90,285) Realized loss on termination or expiration of swaps and swaptions, net of tax 45,598 75,747 Loss on other derivative instruments, net of tax 33,669 11,147 Realized and unrealized loss (gain) on financing securitizations, net of tax 10,960 (4,268) Realized and unrealized loss (gain) on mortgage servicing rights, net of tax 44,521 (2,938) Securitization deal costs, net of tax 279 1,352 Change in representation and warranty reserve, net of tax 235 692 Restructuring charges — 1,189 Core Earnings $76,162 $82,529 Weighted average shares outstanding 347,597,955 347,627,226 Core Earnings per weighted average share outstanding $0.22 $0.24 17 (1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions and restructuring charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Rates: Agency RMBS Metrics 18 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q2-2016 At June 30, 2016 Realized Q3-2016 At September 30, 2016 Agency yield 3.0% 2.8% 2.8% 2.8% Repo and FHLB costs 0.7% 0.7% 0.8% 0.8% Swap costs 0.3% 0.2% 0.2% 0.1% Net interest spread 2.0% 1.9% 1.8% 1.9% Portfolio Metrics Q2-2016 Q3-2016 Weighted average 3-month CPR(1) 8.6% 9.7% Weighted average cost basis(2) $105.3 $105.6 AGENCY PORTFOLIO COMPOSITION 15.0% 10.0% 5.0% 0.0% Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 9.7% 10.3% 9.2% 8.6% 9.7% 30-Year Fixed 4-4.5% 29.7% 30-Year Fixed 3-3.5% 60.4% 30-Year Fixed 5% & above 4.4% IO & Inverse IO 2.8% Other 2.4% Hybrid ARMs 0.3%

Rates: Agency RMBS 19 As of September 30, 2016 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $7,251 $7,597 49.9% $7,563 3.1% 5 4.0-4.5% 3,381 3,731 100.0% 3,636 4.2% 39 ≥ 5.0% 484 555 100.0% 522 5.5% 92 11,116 11,883 68.0% 11,721 3.6% 20 Hybrid ARMs 30 33 —% 32 5.0% 151 Other 294 304 0.6% 278 4.2% 119 IOs and IIOs 3,599 358 (2) —% 345 3.6% 78 Total $15,039 $12,578 64.2% $12,376 3.6% 24 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $217.3 million of IOs and $141.2 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 20 As of June 30, 2016 As of September 30, 2016 Fair value ($M) $427.8 $455.6 Unpaid principal balance ($M) $55,622.0 $55,080.9 Weighted average coupon 3.9% 3.9% Original FICO score(2) 750 757 Original LTV 75% 72% 60+ day delinquencies 0.9% 0.3% Net servicing spread 27.0 basis points 25.4 basis points Vintage: Pre-2009 2.2% 0.7% 2009-2012 39.9% 28.4% Post 2012 57.9% 70.9% Percent of MSR portfolio: Conventional 83.8% 99.7% Government FHA 12.1% 0.3% Government VA/USDA 4.1% —% (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency MBS Metrics 21 NON-AGENCY PORTFOLIO COMPOSITIONNON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes MBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company’s non-Agency interest-only portfolio would have been $55.64 at September 30, 2016. Portfolio Yield Realized Q2-2016 At June 30, 2016 Realized Q3-2016 At September 30, 2016 Non-Agency yield 8.1% 8.3% 8.7% 8.5% Repo and FHLB costs 2.4% 2.4% 2.5% 2.5% Swap costs 0.3% 0.3% 0.2% 0.1% Net interest spread 5.4% 5.6% 6.0% 5.9% NON-AGENCY MBS CPR Non-Agency: Loan Type June 30, 2016 September 30, 2016 Sub-prime 68% 67% Option-ARM 9% 8% Prime 6% 5% Alt-A 5% 6% Other 12% 14% Portfolio Metrics Q2-2016 Q3-2016 Weighted average 3-month CPR 6.1% 7.3% Weighted average cost basis(1) $58.6 $59.1 10.0% 5.0% 0.0% Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 6.9% 6.2% 5.3% 6.1% 7.3%

Credit: Non-Agency MBS

As of September 30, 2016	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,193.0	$650.0	$1,843.0
% of non-Agency portfolio	64.7%	35.3%	100.0%
Average purchase price[1]	$53.96	$68.40	$59.05
Average coupon	2.9%	2.3%	2.7%
Weighted average market price[2]	$74.86	$76.97	$75.59
Collateral attributes:			
Average loan age (months)	120	124	121
Average loan size ($K)	$361	$303	$345
Average original Loan-to-Value	70.9%	69.4%	70.5%
Average original FICO[3]	635	656	641
Current performance:			
60+ day delinquencies	25.3%	19.1%	23.6%
Average credit enhancement[4]	10.1%	19.1%	12.5%
3-Month CPR[5]	5.7%	11.5%	7.3%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency MBS, excluding our non-Agency interest-only portfolio, would have been $50.16, $65.98 and $55.64, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency MBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Commercial Real Estate Assets

	Type	Origination Date	Principal Balance	Book Value	Cash Coupon(1)	Yield(2)	Original Term (Years)	State	Property Type	Initial LTV(3)	Stabilized LTV(4)
Asset 1	Senior	12/15	$120.0	$119.5	L + 4.20%	5.91%	4	LA	Retail	65.5%	60.0%
Asset 2	Senior	09/15	105.0	104.8	L + 3.42%	4.76%	3	CA	Retail	70.9%	66.9%
Asset 3	Senior	07/16	93.1	91.6	L + 4.45%	5.89%	4	Multi-state	Office	63.0%	61.5%
Asset 4	Senior	04/16	82.0	81.1	L + 4.75%	6.09%	3	NY	Industrial	55.4%	55.4%
Asset 5	Senior	11/15	77.1	76.8	L + 4.20%	5.80%	3	NY	Office	66.4%	68.7%
Asset 6	Senior	06/16	50.3	49.7	L + 4.49%	5.95%	4	HI	Retail	76.2%	56.5%
Asset 7	Mezzanine	11/15	49.1	49.1	L + 7.25%	7.90%	3	Multi-state	Office	77.6%	77.5%
Asset 8	Mezzanine	03/15	45.9	45.8	L + 6.75%	8.14%	2	Multi-state	Hotel	70.3%	63.5%
Asset 9	Senior	12/15	43.5	43.4	L + 4.05%	5.61%	3	TX	Multifamily	81.2%	76.8%
Asset 10	Senior	04/16	43.5	42.8	L + 4.40%	6.11%	3	NY	Office	66.9%	62.1%
Asset 11	Senior	12/15	42.2	42.1	L + 4.65%	6.43%	4	PA	Office	74.5%	67.5%
Asset 12	Senior	02/16	40.6	40.2	L + 4.30%	5.63%	3	TX	Office	72.9%	70.4%
Asset 13	Senior	08/16	39.6	38.9	L + 4.95%	6.45%	4	NJ	Office	61.0%	63.0%
Asset 14	Senior	11/15	38.0	37.7	L + 4.55%	6.41%	4	MD	Office	80.0%	64.5%
Asset 15	Senior	03/16	33.8	33.6	5.11%	5.24%	10	NJ	Office	74.9%	74.9%

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.

23

Commercial Real Estate Assets

	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[1]	Yield[2]	Original Term (Years)	State	Property Type	Initial LTV[3]	Stabilized LTV[4]
Asset 16	Senior	01/16	30.4	30.0	L + 4.80%	6.45%	3	IL	Multifamily	82.8%	66.7%
Asset 17	Senior	08/16	24.0	23.8	L + 4.70%	6.34%	4	NY	Industrial	70.0%	70.0%
Asset 18	Senior	10/15	23.5	23.4	L + 3.60%	4.94%	4	NY	Multifamily	73.4%	58.6%
Asset 19	Senior	08/15	19.3	19.3	L + 5.25%	6.83%	3	FL	Multifamily	76.3%	75.3%
Asset 20	Senior	08/15	18.7	18.6	L + 4.05%	5.67%	3	FL	Multifamily	85.0%	68.4%
Asset 21	Senior	08/16	18.4	18.2	L + 4.57%	5.98%	3	FL	Multifamily	71.0%	58.0%
Asset 22	Mezzanine	08/15	17.0	17.0	L + 8.75%	10.06%	2	FL	Hotel	71.9%	67.9%
Asset 23	Senior	10/15	16.0	15.9	L + 4.99%	6.49%	3	MO	Hotel	73.2%	57.8%
Asset 24	Senior	06/16	13.4	13.2	L + 4.62%	5.98%	3	NY	Multifamily	69.5%	64.7%
Asset 25	Senior	09/15	11.0	11.0	L + 4.03%	5.39%	3	FL	Multifamily	77.7%	76.9%
Asset 26	Mezzanine	07/15	10.3	10.3	L + 12.25%	14.03%	3	PA	Office	81.6%	79.6%
Asset 27	Mezzanine	08/15	9.9	9.9	L + 9.50%	11.59%	5	GA	Office	78.7%	66.4%
Asset 28	Mezzanine	11/15	7.2	6.8	13.00%[5]	16.28%	10	NY	Hotel	68.3%	43.7%
Total/Weighted Average			**$1,122.8**	**$1,114.5**	**L + 4.82%**	**6.28%**	**3.6**			**70.2%**	**65.1%**

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.
(5) A variable rate per annum generating not less than a 13% internal rate of return on the principal balance of the loan, inclusive of the exit fee.

24

Repo and FHLB Financing 25 (1) Excludes FHLB membership and activity stock totaling $167.9 million. (2) Weighted average of 69 days to maturity. (3) Includes advances of $2.5 billion with original maturities of 20 years. Repo and FHLB Collateral(1) Repo FHLB Total ($M) Available-for-sale securities, at fair value $11,115.6 $3,156.3 $14,271.9 Derivative asset, at fair value 140.8 — 140.8 Residential mortgage loans held-for-sale, at fair value — 632.7 632.7 Commercial real estate assets 399.6 597.6 997.2 Net economic interests in consolidated securitization trusts 219.0 4.1 223.1 $11,875.0 $4,390.7 $16,265.7 Repo Maturities(2) Amount ($M) Percent (%) Within 30 days $3,967.5 37.3% 30 to 59 days 2,896.7 27.2% 60 to 89 days 1,185.0 11.2% 90 to 119 days 1,012.6 9.5% 120 to 364 days 1,353.0 12.7% One year and over 222.6 2.1% $10,637.4 100.0% FHLB Maturities Amount ($M) Percent (%) ≤ 1 year $651.2 16.3% > 1 and ≤ 3 years $815.0 20.4% > 3 and ≤ 5 years — —% > 10 years(3) 2,533.8 63.3% $4,000.0 100.0%

Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Average Maturity Years(2) Payers Hedging Repo and FHLB Advances 2016 $1.0 0.435% 0.857% 0.2 2017 2.4 0.765% 0.787% 0.8 2018 1.3 1.002% 0.674% 1.9 2019 0.3 1.283% 0.731% 2.7 2020 and after 2.1 1.733% 0.731% 6.7 $7.1 0.858% 0.765% 1.5 Other Payers 2018 $4.7 1.273% 0.853% 1.9 2020 and after 1.3 2.094% 0.812% 4.9 $6.0 1.456% 0.843% 2.5 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Other Receivers 2018 $1.2 0.729% 1.214% 2.1 2019 0.5 0.702% 1.042% 2.3 2020 and after 2.1 0.783% 2.037% 6.1 $3.8 0.755% 1.647% 4.3 Interest Rate Swaps 26(1) Notional amount includes $577.1 million in forward starting interest rate swaps as of September 30, 2016. (2) Weighted averages exclude forward starting interest rate swaps. As of September 30, 2016, the weighted average fixed pay rate on interest rate swaps starting in March 2017 was 1.8%.

Interest Rate Swaptions 27 Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer >6 Months $43.0 $0.1 8.8 $1,800 3.27% 3M LIBOR 5.6 Total Payer $43.0 $0.1 8.8 $1,800 3.27% 3M LIBOR 5.6 Receiver <6 Months $— $3.1 4.9 $1,500 3M LIBOR 1.34% 3.0 Total Receiver $— $3.1 4.9 $1,500 3M LIBOR 1.34% 3.0 Sale Contracts: Payer <6 Months $— ($5.9) 4.5 ($2,230) 1.14% 3M LIBOR 4.6 Payer >6 Months (81.2) (0.2) 9.0 (800) 3.44% 3M LIBOR 10.0 Total Payer ($81.2) ($6.1) 4.5 ($3,030) 1.74% 3M LIBOR 6.0